UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 16, 2010

The South Financial Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

South Carolina

(State or Other Jurisdiction of Incorporation)

0-15083	57-0824914
(Commission File Number)	(IRS Employer Identification No.)

102 South Main Street Greenville, South Carolina	29601
(Address of Principal Executive Offices)	(Zip Code)

(864) 255-7900

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On May 16, 2010, The South Financial Group, Inc. (the “Company”), The Toronto-Dominion Bank (“TD”) and Hunt Merger Sub, Inc., a wholly owned subsidiary of TD (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).  Upon consummation of the merger, Merger Sub will merge with and into the Company (the “Merger”) with the Company continuing as the surviving corporation and as a wholly-owned subsidiary of TD.

Pursuant to the Merger Agreement, at the effective time of the Merger, each share of Company common stock will be converted into the right to receive either 0.004 of a share of TD common stock (the “exchange ratio”) or $0.28 in cash, at the election of the holder thereof.  Pursuant to the Merger Agreement, at the effective time of the Merger, outstanding Company equity awards (except for Company restricted stock units) will be converted into the right to receive TD equity awards, adjusted to reflect the exchange ratio and outstanding Company restricted stock units will be converted into the right to receive cash.  Certain Company options may be terminated, pursuant to their terms and conditions, at the effective time of the Merger or shortly thereafter.

The Merger Agreement contains representations, warranties, and covenants of TD and the Company, including, among others, a covenant that requires the Company (a) to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and consummation of the Merger and (b) not to engage in certain kinds of transactions or take certain actions during such period (without the prior written consent of TD).  Subject to certain conditions, the Board of Directors of the Company will recommend the approval of the plan of merger contained in the Merger Agreement by its shareholders, and it will put the matter before the shareholders for their consideration.  The Company has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combination transactions.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company or TD or any of their respective subsidiaries or affiliates.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or TD, or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Each party’s obligation to consummate the Merger is subject to various conditions, including (a) receipt of the requisite approval of the holders of Company common stock, (b) receipt of regulatory approvals, (c) the absence of any law or order prohibiting the closing, (d) effectiveness of the registration statement to be filed by TD and exchange listing approval, in each case with respect to the TD common stock to be issued in the Merger, (e) the accuracy of the representations and warranties of the other party and (f) compliance of the other party with its covenants in all material respects.  In addition, TD’s obligation to consummate the Merger is subject to (i) the non-occurrence of an “exchange event” with respect to the Company’s REIT preferred stock, (ii) the absence of any action taken or law enacted by any governmental agency and applicable to the transactions contemplated by the Merger Agreement that would reasonably be expected to have a material adverse effect on TD (assuming that TD were the size of the Company in terms of financial metrics) or the surviving company and (iii) the completion of TD’s purchase from the U.S. Department of the Treasury of the all of the Company’s outstanding Series 2008-T Preferred Stock and accompanying warrants.

The Merger Agreement contains certain termination rights for the Company and TD, as the case may be, applicable upon: final, non-appealable denial of required regulatory approvals or injunction; February 17, 2011, if the Merger has not been completed by that time; a breach by the other party that is not cured within 45 days’ notice of such breach or cannot by cured prior to closing if such breach would result in a failure of the conditions to closing set forth in the Merger Agreement; if the Company’s shareholders fail to approve the transaction by the required vote; a failure by the Board of Directors of the Company to recommend the Merger to its shareholders; the Company’s material breach of its agreement not to solicit other acquisition proposals and related agreements in any respect materially adverse to TD; or the Company’s material breach of its obligation to call, give notice of, convene and hold the Company shareholder meeting; if a tender offer or exchange offer for 15% or more of the outstanding shares of Company common stock is commenced by a third party, and the Board of Directors of the Company recommends that the shareholders tender their shares or otherwise fails to recommend rejection of such offer within 10 business days; or if the Company has not received, within 21 days after the date of the Merger Agreement, written approval from The NASDAQ Stock Market LLC of the Company’s use of the exception provided in Listing Rule 5635(f) to permit issuance of the Series M Preferred Stock by the Company to TD without a vote of the Company’s shareholders.  The Merger Agreement further provides that, upon termination of the Merger Agreement under specified circumstances, the Company may be required to pay to TD a termination fee of approximately $7.6 million.

The foregoing description of the of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

Share Purchase Agreement

On May 16, 2010, the Company and TD, in connection with entering into the Merger Agreement, entered into a share purchase agreement (the “Share Purchase Agreement”), under which TD will, subject to the terms and conditions set forth therein, acquire 100 newly issued shares of Series M Preferred Stock (defined below) of the Company, representing 39.9% of the aggregate voting power exercisable by the Company’s common shareholders and TD as holder of the Series M Preferred Stock, in consideration for the issuance of 1,000 shares of TD’s common stock to the Company.

The foregoing description of the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Share Purchase Agreement, which is filed as Exhibit 2.2 hereto, and is incorporated into this report by reference.

Item 3.03.       Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained or incorporated in Item 5.02 of this Form 8-K is incorporated by reference in this Item 3.03.

Item 5.03.       Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Effective May 16, 2010, the Board of Directors of the Company approved an amendment to the bylaws of the Company (the “Bylaw Amendment”) pursuant to which Article I of Chapter 2 of Title 35 of the South Carolina Code of Laws, as amended, does not apply to control shares acquisitions of the Company.

Effective May 20, 2010, the Company amended its articles of incorporation to include a Certificate of Designations (the “Certificate of Designations”) creating a newly-created series of its preferred stock, consisting of 100 shares of Preferred Stock, Series M, no par value and a $710.00 liquidation preference per share (the “Series M Preferred Stock”).

The Series M Preferred Stock will have the voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions as set forth on the Certificate of Designations.  A copy of the form of certificate for the Series M Preferred Stock is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

The forgoing description of each of the Certificate of Designations and the Bylaw Amendment is a summary only, and each is qualified in its entirety by reference to the full text of such document, which is filed as Exhibits 3.1 and 3.2 hereto, respectively, and incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

            This Current Report on Form 8-K contains forward-looking statements about the Company and the proposed transaction between the Company and TD.  There are several factors – many beyond the Company’s control – that could cause actual results to differ significantly from expectations described in the forward-looking statements.  Among these factors are the receipt of necessary regulatory approvals and the approval of the Company’s shareholders.  Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date.  For a discussion of factors that may cause actual results to differ from expectations, refer to each company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, and Annual Report on Form 10-K for the year ended December 31, 2009, including information incorporated into the Company’s 10-K from its 2009 annual report, filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at www.sec.gov.

MORE INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

            The proposed merger will be submitted to Company shareholders for their consideration.  TD will file with the SEC a registration statement on Form F-4 that will include a proxy statement of the Company that also constitutes a prospectus of TD.  The Company will mail the proxy statement-prospectus to its shareholders. You may obtain copies of all documents filed with the SEC regarding the proposed merger, free of charge, at the SEC’s website (www.sec.gov).  You may also obtain free copies of these documents by contacting the Company, as follows:  Investor Relations, Attn: Brian Wildrick, 104 South Main Street, Poinsett Plaza - 6th Floor, Greenville, SC  29601.

            Company shareholders and other investors are urged to read the final proxy statement-prospectus when it becomes available because it will describe the proposed merger and contain other important information.

            The South Financial Group, Inc., The Toronto-Dominion Bank, their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Information about the Company’s directors and executive officers and their ownership of Company common stock is contained in the definitive proxy statement for the Company’s 2009 annual meeting of shareholders, as filed by the Company with the SEC on Schedule 14A on April 7, 2010.  Information regarding The Toronto-Dominion Bank’s directors and executive officers is available in its Annual Report on Form 40-F for the year ended October 31, 2009, which was filed with the SEC on December 3, 2009 and its notice of annual meeting and proxy circular for its most recent annual meeting, which was filed with the SEC on February 25, 2010.  The proxy statement-prospectus for the proposed merger will provide more information about participants in the solicitation of proxies from Company shareholders.

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated May 16, 2010, by and among The South Financial Group, Inc., The Toronto-Dominion Bank and Hunt Merger Sub, Inc.
2.2	Share Purchase Agreement, dated May 16, 2010, by and between The South Financial Group, Inc. and The Toronto-Dominion Bank
3.1	Articles of Amendment, dated May 20, 2010, relating to the Series M Preferred Stock (including Certificate of Designations)
3.2	Bylaw Amendment, effective May 16, 2010
4.1	Form of Certificate for the Series M Preferred Stock

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SOUTH FINANCIAL GROUP, INC.
May 20, 2010
	By	/s/ William P. Crawford, Jr.
William P. Crawford, Jr.
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated May 16, 2010, by and among The South Financial Group, Inc., The Toronto-Dominion Bank and Hunt Merger Sub, Inc.
2.2	Share Purchase Agreement, dated May 16, 2010, by and between The South Financial Group, Inc. and The Toronto-Dominion Bank
3.1	Articles of Amendment, dated May 20, 2010, relating to the Series M Preferred Stock (including Certificate of Designations)
3.2	Bylaw Amendment, effective May 16, 2010
4.1	Form of Certificate for the Series M Preferred Stock